UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2024 (September 29, 2024)

GOGO INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35975	27-1650905
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

105 Edgeview Dr., Suite 300 Broomfield, CO	80021
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

303-301-3271

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.0001 per share	GOGO	NASDAQ Global Select Market
Preferred Stock Purchase Rights	GOGO	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 29, 2024, Gogo Direct Holdings, LLC, a Delaware limited liability company (“Gogo Direct”) and indirect wholly owned subsidiary of Gogo Inc., a Delaware corporation (the “Company”), entered into a Purchase Agreement (the “Purchase Agreement” and the transactions contemplated by the Purchase Agreement, the “Transactions”), by and among Satcom Direct Holdings, Inc., a Delaware corporation (“SD Seller”), SDHC Holdings, Inc., a Delaware corporation (“SDHC Seller”), Satcom Direct Government Holdings, Inc., a Delaware corporation (“Satcom Government Seller”), ndtHost Holdings, Inc., a Delaware corporation (“ndtHost Seller” and, together with SD Seller, SDHC Seller and Satcom Government Seller, each a “Seller” and collectively, “Sellers”), Satcom Direct, Inc., a Florida corporation (“Satcom Direct”), Satcom Direct Holding Company, LLC, a Florida limited liability company (“SDHC”), Satcom Direct Government, Inc., a Florida corporation (“Satcom Government”), ndtHost, LLC, a Florida limited liability company (“ndtHost” and, together with Satcom Direct, SDHC, and Satcom Government, each a “Parent Company” and collectively, the “Parent Companies”), solely for purposes of Section 8.8 and Section 8.9 of the Purchase Agreement, James W. Jensen, in his individual capacity, and solely for purposes of Section 2.5 and Section 13.20, the Company. Pursuant to the Purchase Agreement, on the terms and subject to the conditions set forth therein, Gogo Direct will, among other matters, purchase from Sellers all of the issued and outstanding equity interests of the Parent Companies (collectively, the “Purchased Equity”), in exchange for the consideration contemplated thereby.

Subject to the terms and conditions set forth in the Purchase Agreement, at the closing of the transaction (the “Closing”), Gogo Direct will acquire the Purchased Equity in exchange for: (i) an aggregate cash purchase amount of $375,000,000, subject to customary purchase price adjustments, (ii) the issuance at Closing of 5,000,000 restricted shares of common stock of the Company to SD Seller (the “Closing Date Stock Consideration”), and (iii) up to an additional $225,000,000 in payments of cash and common stock of the Company tied to realizing certain financial performance milestones over the next four years.

The Purchase Agreement contains customary representations, warranties and covenants, as well as indemnification provisions subject to specified limitations. Among other things, Sellers and Parent Companies have agreed, subject to certain exceptions, to, and to cause each of its subsidiaries to, conduct its business in the ordinary course, consistent with past practice, from the date of the Purchase Agreement until the Closing, and not to take certain actions prior to the closing of the transaction without the prior written consent of Gogo Direct. Sellers and the Parent Companies have made certain additional customary covenants, including, among others and subject to certain exceptions, not to solicit proposals relating to acquisition proposals and not to participate in discussions concerning, or furnish information in connection with, acquisition proposals.

In addition, subject to the terms of the Purchase Agreement, Gogo Direct, Sellers and Parent Companies are required to use reasonable best efforts to obtain all required regulatory approvals, including, among others, certain regulatory approvals with the Federal Trade Commission, Antitrust Division of the United States Department of Justice, Federal Communications Commission and certain international governmental authorities.

The transaction is expected to close in the fourth quarter of 2024 and is subject to customary closing conditions, including, among others, (i) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (ii) the absence of legal restraints preventing the consummation of the transaction, (iii) the obtaining of the Communications Authorizations (as defined the Purchase Agreement), (iv) the accuracy of the representations and warranties contained in the Purchase Agreement (subject to certain qualifications), (v) the performance by the parties of their respective obligations under the Purchase Agreement in all material respects and (vi) with respect to the obligations of Gogo Direct to consummate the Transactions, the absence of a Material Adverse Effect (as defined in the Purchase Agreement). Gogo Direct’s obligation to consummate the transaction is not subject to any condition related to the availability of financing. In connection with and concurrently with the entry into the Purchase Agreement, the Company and Gogo Intermediate Holdings LLC (“Intermediate”) has entered into a debt commitment letter that provides for, among other things, $275 million of incremental term loans under Intermediate’s existing credit facility to fund a portion of the cash purchase price.

The Purchase Agreement contains certain customary termination rights for Gogo Direct and Sellers, including the right to terminate the Purchase Agreement if the transaction has not been consummated before March 28, 2025. In addition to the remedy of specific performance, the Purchase Agreement also provides that, upon termination of the Purchase Agreement under certain specified circumstances Sellers and the Parent Companies may elect, by notifying the Company, either that (i) the Company shall pay a termination fee of $20,000,000 to Sellers or (ii) Sellers shall pursue damages for willful and material breach of the Purchase Agreement against the Company with an aggregate monetary liability of the Company of no more than $75,000,000.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which will be filed as an exhibit to a future Current Report on Form 8-K of the Company.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in response to this Item 3.02. The issuance of the Closing Date Stock Consideration will be completed in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 4(a)(2) thereof as a transaction by an issuer not involving any public offering.

Item 7.01. Regulation FD Disclosure.

On September 30, 2024, the Company and affiliates of Sellers issued a joint press release announcing the execution of the Purchase Agreement. A copy of the joint press release announcing the proposed transaction is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

On September 30, 2024, the Company made available an investor presentation and fact sheet on its website at http://ir.gogoair.com. Copies of the investor presentation and fact sheet are furnished herewith as Exhibit 99.2 and 99.3, respectively, and are incorporated herein by reference.

The information in this Item 7.01, including Exhibits 99.1, 99.2 and 99.3 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in this Item 7.01, including the exhibits incorporated by reference herein, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), regardless of any incorporation by reference language in any such filing, except as shall be expressly set forth by specific reference in such a filing. The furnishing of the joint press release, investor presentation and fact sheet is not intended to, and does not, constitute a determination or admission by the Company that the information in the joint press release is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company or any of its affiliates.

Forward Looking Statements

Certain disclosures in this report include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements regarding the Transactions, the Company’s business outlook, industry, business strategy, plans, goals and expectations concerning the Company’s market position, international expansion, future technologies, future operations, margins, profitability, future efficiencies, capital expenditures, liquidity and capital resources and other financial and operating information. When used in this discussion, the words “anticipate,” “assume,” “believe,” “budget,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “future” and the negative of these or similar terms and phrases are intended to identify forward-looking statements in this report. Forward-looking statements reflect the Company’s current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Although the Company believes the expectations reflected in the forward-looking statements are reasonable, the Company can give you no assurance these expectations will prove to have been correct. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. Actual events, results and outcomes may differ materially from the Company’s expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, our ability to effectively evaluate and pursue strategic opportunities. Additional information concerning these and other factors can be found under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the Securities and Exchange Commission (the “SEC”) on February 28, 2024, and in the Company’s Quarterly Reports on Form 10-Q as filed with the SEC on May 7, 2024 and August 7, 2024. Any one of these factors or a combination of these factors could materially affect the Company’s financial condition or future results of operations and could influence whether any forward-looking statements contained in this report ultimately prove to be accurate. The Company’s forward-looking statements are not guarantees of future performance, and you should not place undue reliance on them. All forward-looking statements speak only as of the date made and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

99.1	Joint Press Release, dated September 30, 2024.

99.2	Investor Presentation.

99.3	Fact Sheet.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Crystal L. Gordon
Crystal L. Gordon
Executive Vice President, General Counsel, Chief Administrative Officer, and Secretary

Date: September 30, 2024